   As filed with the Securities and Exchange Commission on January 30, 1998

                                        Registration No. ________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                       __________________

                            FORM S-4
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                       __________________

                       TYSON FOODS, INC.
     (Exact name of Registrant as specified in its Charter)

    Delaware                201                71-0225165

  (State or Other      (Primary Standard      (I.R.S. Employer
  Jurisdiction of          Industrial          Identification
  Incorporation or    Classification Code         Number)
   Organization)            Number)

                    2210 West Oaklawn Drive
                Springdale, Arkansas 72762-6999
                         (501) 290-4000
      (Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

                          Wayne Britt
                    Executive Vice President
                  and Chief Financial Officer
                    2210 West Oaklawn Drive
                Springdale, Arkansas 72762-6999
                         (501) 290-4000
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copy to:

                           Robert B. Pincus, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                              One Rodney Square
                         Wilmington, Delaware  19801
                                (302) 651-3000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement, which relates to the Merger (as defined herein) of Hudson Foods, Inc. with and into HFI Acquisition Sub Inc., a wholly owned subsidiary of Tyson Foods, Inc. pursuant to the Agreement and Plan of Merger described herein.

     If this form is being filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. Registration No. 333-41887

                CALCULATION OF REGISTRATION FEE


Title of Each    Amount      Proposed      Proposed      Amount of
  Class of        to be       Maximum      Maximum      Registration
Securities to  Registered    Offering     Aggregate        Fee(3)
be Registered                  Price       Offering
                                Per        Price(2)
                             Security
                                (2)

Class A         47,291(1)      N.A.      $933,993.30      $275.53
Common Stock,
$.10 par
value........
 .......

(1) Based on the number of shares of Class A Common Stock, par value $.01 per share ("Hudson Class A Common Stock"), of Hudson Foods, Inc. ("Hudson") issued upon the exercise of options during the period from November 28, 1997 to January 9, 1998, which shares were excluded from the Calculation of Registration Fee Table in the Registration Statement on Form S-4 of Tyson
Foods, Inc. (Commission File No. 333-41887) filed with the Commission on December 10, 1997.

(2) Calculated solely for the purpose of determining the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and computed pursuant to Rule 457(f) under the Securities Act by multiplying $20.25, the average of the high and low sale prices of Hudson Class A Common Stock on January 9, 1998, as reported on the New York Stock Exchange, Inc. Composite Transactions Tape, by 78,818, the number of shares of Hudson Class A Common Stock issued upon the exercise of options during the period from November 28, 1997 to January 9, 1998, and deducting $8.40 per share, or an aggregate of $662,071.20, in respect of the cash portion of the Per Share Merger Consideration (as defined in the Agreement and Plan of Merger, dated as of September 4, 1997, among Tyson, HFI Acquisition Sub Inc. and Hudson Foods, Inc.) attributable to such shares.

(3) Pursuant to Rule 457(b) under the Securities Act, the registration fee is offset in its entirety by the fee in the amount of $136,882 which was paid on October 1, 1997 in connection with the filing of preliminary proxy materials. The amount previously paid exceeds the aggregate filing fee required in connection with this Registration Statement and the Registration Statement on Form S-4 of Tyson Foods, Inc. (Commission File No. 333-41887) filed with the Commission on December 10, 1997.
                        __________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registra tion Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

        INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents heretofore filed with the SEC are incorpo-rated herein by reference:

1. Registration Statement on Form S-4 of Tyson Foods, Inc. (Commission File No. 333-41887) filed with the Commission on December 10, 1997.




Item 21.  Exhibits and Financial Statement Schedules

     (a) The following is a list of Exhibits included as part of this Registration Statement on Form S-4 of Tyson Foods, Inc.


Exhibit                 Description                 Page
No.

5.1         Opinion  of  Skadden,  Arps,   Slate,   7-8
            Meagher  &  Flom LLP to Tyson  Foods,
            Inc.  regarding the legality  of  the
            securities being registered.

23.1        Consent of Ernst & Young LLP.             9

23.2        Consent of Coopers and Lybrand L.L.P.    10



23.3        Consent  of  Skadden,  Arps,   Slate,
            Meagher & Flom LLP (included  in  its
            opinion filed as Exhibit 5.1 hereto).

                       SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 of Tyson Foods, Inc. to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, on this 30th day of January, 1998.


                              TYSON FOODS, INC.



                              By:/s/ Wayne Britt
                                 ----------------------------
                                 Wayne Britt
                                 Executive Vice President
                                    and Chief Financial Officer



                   POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leland E. Tollett and Wayne Britt, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments or supplements (includ ing post-effective amendments) to this Registration Statement on Form S-4 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

     Signature                  Title                 Date

/s/ Don Tyson               Senior Chairman     January 30, 1998
Don Tyson                   of the Board of
                            Directors

/s/ Leland E. Tollett       Chairman of the     January 30, 1998
Leland E. Tollett           Board of
                            Directors and
                            Chief Executive
                            Officer

/s/ Donald E. Wray          President,          January 30, 1998
Donald E. Wray              Chief Operating
                            Officer and
                            Director

/s/ Wayne Britt             Chief Financial     January 30, 1998
Wayne Britt                 Officer

/s/ Joe F. Starr            Director            January 30, 1998
Joe F. Starr

/s/ John E. Tyson           Vice Chairman       January 30, 1998
John E. Tyson               of the Board of
                            Directors

/s/ Shelby D. Massey        Director            January 30, 1998
Shelby D. Massey

/s/ Neely E. Cassady        Director            January 30, 1998
Neely E. Cassady

/s/ Fred S. Vorsanger       Director            January 30, 1998
Fred S. Vorsanger

/s/ Barbara A. Tyson        Director            January 30, 1998
Barbara A. Tyson

/s/ Lloyd V. Hackley        Director            January 30, 1998
Lloyd V. Hackley

/s/ Gerald M. Johnston      Director            January 30, 1998
Gerald M. Johnston

                     EXHIBIT INDEX

          The following exhibits are filed with this Registration Statement on Form S-4 of Tyson Foods, Inc. Page references are to the cover page preceding each attached Exhibit.



Exhibit                 Description                 Page
No.

5.1         Opinion  of  Skadden,  Arps,   Slate,   7-8
            Meagher  &  Flom LLP to Tyson  Foods,
            Inc.  regarding the legality  of  the
            securities being registered.

23.1        Consent of Ernst & Young LLP.             9

23.2        Consent of Coopers and Lybrand L.L.P.    10



23.3        Consent  of  Skadden,  Arps,   Slate,
            Meagher & Flom LLP (included  in  its
            opinion filed as Exhibit 5.1 hereto).